FRONTIER ADJUSTERS OF AMERICA, INC.

                        OFFER TO PURCHASE FOR CASH UP TO
                      1,000,000 SHARES OF ITS COMMON STOCK
                          AT A PRICE OF $2.90 PER SHARE

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THE OFFER,  PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 9:00 P.M.,  PACIFIC
TIME, ON JUNE 10, 1999, UNLESS THE OFFER IS TERMINATED EARLIER OR EXTENDED.
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                                                                    May 12, 1999
To Our Clients:

         Enclosed for your consideration are the Offer to Purchase dated May 12, 1999 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Frontier Adjusters of America, Inc., an Arizona corporation (the "Company"), to purchase up to 1,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $0.01 per share (the "Shares"), at a price of $2.90 per Share, net to the seller in cash, without interest thereon, to shareholders tendering their Shares, upon the terms and subject to the conditions set forth in the Offer.

         The Company, upon the terms and conditions of the Offer, will purchase all Shares properly tendered and not properly withdrawn prior to the Expiration Time (as defined in the Offer to Purchase), at a price of $2.90 per Share. Upon the terms and subject to the conditions of the Offer, if at the Expiration Time more than 1,000,000 Shares are properly tendered and not properly withdrawn, the Company will buy Shares first from any person (an "Odd Lot Holder") who owned beneficially or of record as of the Expiration Time, an aggregate of fewer than 100 Shares and so certified in the appropriate place in the attached Instruction Form (and, if applicable, on the Notice of Guaranteed Delivery), who properly tender all their Shares and then on a pro rata basis from all other shareholders who properly tender Shares (and do not properly withdraw such Shares prior to the Expiration Time). Shares not purchased because of proration, will be returned at the Company's expense to the shareholders who tendered such Shares.

         A TENDER OF YOUR SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD THEREOF AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER YOUR SHARES HELD BY US FOR YOUR ACCOUNT.

         Accordingly, we request instructions as to whether you wish to tender any or all of the Shares held by us for your account upon the terms and conditions of the Offer.

         Please note the following:

                  1. Shares will be purchased in the Offer at a price of $2.90 per Share, net to the Seller in cash, without interest thereon.

                  2. The Offer is not conditioned on any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

                  3. The Offer, proration period and withdrawal rights will expire at 9 p.m. Pacific Time, on June 10, 1999, unless the Offer is terminated earlier or extended.

                  4.  The   Offer   is  for   1,000,000   Shares,   constituting
         approximately 22% of the Shares outstanding as of May 4, 1999.

                  5. The Board of Directors of the Company has approved the Offer. However, none of the Company, the Board of Directors or the Information Agent/Depositary makes any recommendation to shareholders as to whether to tender or refrain from tendering their Shares. Each shareholder must make the decision whether to tender such shareholder's Shares, and, if so, how many Shares to tender.

                  6. Tendering shareholders will not be obligated to pay any brokerage fees, commissions or solicitation fees to the Information Agent/Depositary or the Company or, except as set forth in the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

         If (i) you owned beneficially or of record as of the close of business on May 12, 1999, and continue to own beneficially or of record as of the Expiration Time, an aggregate of fewer than 100 Shares; (ii) you instruct us to tender on your behalf all such Shares prior to the Expiration Time; and (iii) you complete the section entitled "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered.

         If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise indicated on the attached Instruction Form.

         PLEASE FORWARD YOUR INSTRUCTION FORM TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER YOUR SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

         As described in the Offer to Purchase, if more than 1,000,000 Shares have been properly tendered and not properly withdrawn prior to the Expiration Date, the Company will purchase tendered Shares on the basis set forth below:

         1. FIRST, all Shares tendered and not withdrawn prior to the Expiration Time by any Odd Lot Holder who:

               (a) tenders all Shares owned beneficially or of record by such Odd Lot Holder (tenders of less than all Shares owned by such Odd Lot Holder will not qualify for this preference); and

               (b) completes the box captioned "Odd Lots" in the attached Instruction Form and, if applicable, on the Notice of Guaranteed Delivery; and

         2. SECOND, after purchase of all of the foregoing Shares, all other Shares properly tendered and not properly withdrawn prior to the Expiration Time, on a pro rata basis (with appropriate adjustments to avoid purchases of fractional Shares) as described in the Offer to Purchase.

         The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares who were record holders as of May 12, 1999. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction.

                                INSTRUCTION FORM

     INSTRUCTION FOR TENDER OF SHARES OF FRONTIER ADJUSTERS OF AMERICA, INC.

         The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 12, 1999 (the "Offer to Purchase") and related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by Frontier Adjusters of America, Inc., an Arizona corporation (the "Company"), to purchase up to 1,000,000 shares (or such lesser number of shares as are properly tendered) of its Common Stock, par value $0.01 per share (the "Shares"), at a price of $2.90 per Share, net to the seller in cash, without interest thereon, to shareholders tendering their Shares, upon the terms and subject to the conditions set forth in the Offer.

         This will instruct you to tender to the Company on (our) (my) behalf, the number of Shares indicated below (or if no number is indicated below, all Shares) which are beneficially owned by (us) (me) and registered in your name, upon terms and subject to the conditions of the Offer.


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NUMBER OF SHARES BEING TENDERED: __________________________________ SHARES*

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                                    ODD LOTS

[_] By checking this box the undersigned represents that the undersigned was the beneficial or record holder as of the close of business on May 12, 1999 of an aggregate of fewer than 100 Shares, and will continue to be the beneficial or record holder of such Shares at the Expiration Time, all of which are being tendered.

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* Unless otherwise indicated,  it will be assumed that all Shares held by us for your account are to be tendered.

                                   SIGN HERE:

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Signature(s)

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Print Name(s)

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________________________________________________________________________________
Address(es)

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Daytime Area Code and Telephone Number

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Taxpayer Identification or Social Security Number


                        THIS FORM MUST BE RETURNED TO THE
                     BROKERAGE FIRM MAINTAINING YOUR ACCOUNT